EXHIBIT 23.3a

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of NovaStar Financial, Inc. (the “Company”) on Form S-3 of our report dated February 14, 2003 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, as amended, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Kansas City, Missouri

April 21, 2003